Exhibit 32.1
Woodward Governor Company
Section 1350 certifications

We hereby certify that the accompanying quarterly report on Form 10-Q for the quarter ended December 31, 2007, of Woodward Governor Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

Date:	January 22, 2008	January 22, 2008

	/s/ Thomas A. Gendron	/s/ Robert F. Weber, Jr.

	Thomas A. Gendron	Robert F. Weber, Jr.
	President and Chief	Chief Financial Officer and
	Executive Officer	Treasurer

A signed original of this written statement required by 18 U.S.C. 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 18 U.S.C. 1350, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.